DECLARATION OF TRUST

                                      OF

                      BERKSHIRE CAPITAL INVESTMENT TRUST

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                               TABLE OF CONTENTS

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Article I: The Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

1.1     Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

1.2     Trust Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.3     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1



Article II: Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

2.1     Number and Qualification. . . . . . . . . . . . . . . . . . . . . . .3

2.2     Term and Election. . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.3     Resignation and Removal. . . . . . . . . . . . . . . . . . . . . . . 3

2.4     Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

2.5     Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

2.6     Officers; Chairman of the Board. . . . . . . . . . . . . . . . . . . 5

2.7     By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5



Article III: Powers of Trustees. . . . . . . . . . . . . . . . . . . . . . . 5

3.1     General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

3.2     Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

3.3     Legal Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

3.4     Sale of Interests. . . . . . . . . . . . . . . . . . . . . . . . . . 6

3.5     Borrow Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

3.6     Delegation; Committees. . . . . . . . . . . . . . . . . . . . . . . .6

3.7     Collection and Payment. . . . . . . . . . . . . . . . . . . . . . . .6

3.8     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

3.9     Miscellaneous Powers. . . . . . . . . . . . . . . . . . . . . . . . .7

3.10    Further Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .7



Article IV: Investment Advisory and Administrative Services and

        Placement Agent Arrangements. . . . . . . . . . . . . . . . . . . . .7

4.1     Investment Advisory and Other Arrangements. . . . . . . . . . . . . .7

4.2     Parties to Contract. . . . . . . . . . . . . . . . . . . . . . . . . 8



Article V: Limitations of Liability. . . . . . . . . . . . . . . . . . . . . 8

5.1     No Personal Liability of Trustees, Officers, Employees, Agents. . . .8

5.2     Indemnification of Trustees, Officers, Employees, Agents. . . . . . .8

5.3     Liability of Holders; Indemnification. . . . . . . . . . . . . . . . 9

5.4     No Bond Required of Trustees. . . . . . . . . . . . . . . . . . . . .9

5.5     No Duty of Investigation; Notice in Trust Instruments, Etc. . . . . .9

5.6     Reliance on Experts, Etc. . . . . . . . . . . . . . . . . . . . . . 10

5.7     Assent to Declaration. . . . . . . . . . . . . . . . . . . . . . . .10



Article VI: Interests in the Trust. . . . . . . . . . . . . . . . . . . . . 10

6.1     Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

6.2     Rights of Holders. . . . . . . . . . . . . . . . . . . . . . . . . .10

6.3     Register of Interests. . . . . . . . . . . . . . . . . . . . . . . .10

6.4     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

6.5     No Pre-emptive Rights; Derivative Suits. . . . . . . . . . . . . . .10

6.6     No Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . .10



Article VII: Purchases and Redemption. . . . . . . . . . . . . . . . . . . .11

7.1     Purchases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

7.2     Redemption by Holder. . . . . . . . . . . . . . . . . . . . . . . . 11

7.3     Redemption by Trust. . . . . . . . . . . . . . . . . . . . . . . . .11

7.4     Net Asset Value. . . . . . . . . . . . . . . . . . . . . . . . . . .11



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Article VIII: Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . .12

8.1     Meetings of Holders. . . . . . . . . . . . . . . . . . . . . . . . .12

8.2     Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . 12

8.3     Record Date for Meetings. . . . . . . . . . . . . . . . . . . . . . 12

8.4     Proxies, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

8.5     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

8.6     Inspection of Records. . . . . . . . . . . . . . . . . . . . . . . .13

8.7     Voting Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .13

8.8     Series of Interests. . . . . . . . . . . . . . . . . . . . . . . . .13

8.9     Holder Action by Written Consent. . . . . . . . . . . . . . . . . . 15

8.10    Holder Communications. . . . . . . . . . . . . . . . . . . . . . . .15



Article IX: Duration; Termination of Trust; Amendment; Mergers, Etc. . . . .16

9.1     Duration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

9.2     Termination of Trust. . . . . . . . . . . . . . . . . . . . . . . . 16

9.3     Amendment Procedure. . . . . . . . . . . . . . . . . . . . . . . . .17

9.4     Merger, Consolidation and Sale of Assets. . . . . . . . . . . . . . 17

9.5     Incorporation. . . . . . . . . . . . . . . . . . . . . . . . . . . .17



Article X: Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . 18

10.1    Certificate of Designation; Agent for Service of Process. . . . . . 18

10.2    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .18

10.3    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

10.4    Reliance by Third Parties. . . . . . . . . . . . . . . . . . . . . .18

10.5    Provisions in Conflict with Law or Regulations. . . . . . . . . . . 19

10.6    Trust Only. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

10.7    Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

10.8    Headings and Construction. . . . . . . . . . . . . . . . . . . . . .19

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                             DECLARATION OF TRUST

                                      OF

                      BERKSHIRE CAPITAL INVESTMENT TRUST





          This  DECLARATION  OF TRUST of BERKSHIRE CAPITAL INVESTMENT TRUST is

made  on  the  25th  day of November, 1996 by the parties signatory hereto, as trustees.



          WHEREAS,  the Trustee desires to form a business trust under the law of  Delaware  for  the  investment  and  reinvestment  of  its  assets;  and



          WHEREAS,  it  is proposed that the Trust assets be composed of cash,

securities  and  other  Assets  contributed  to  the  Trust  by the holders of interests  in  the  Trust  entitled  to  ownership  rights  in  the  Trust;



          NOW,  THEREFORE,  the Trustee hereby declares that the Trustees will hold  in  trust all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder, and manage and dispose of the  same for the benefit of the holders of interests in the Trust and subject to the following terms and conditions.





                             ARTICLE I: THE TRUST



          Section 1.1 Name. The name of the trust created hereby (the "Trust")

shall  be  "BERKSHIRE  CAPITAL  INVESTMENT  TRUST",  and  so  far  as  may  be

practicable  the  Trustees  shall  conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust"

wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or holders of interest in the

Trust.  However, should the Trustees determine that the use of the name of the

Trust  is not advisable, they may select such other name for the Trust as they deem  proper  and  the  Trust may hold its property and conduct its activities under  such  other  name.  Any  name  change  shall  become effective upon the execution  by  a  majority of the then Trustees of an instrument setting forth the  new name and the filing of a certificate of amendment pursuant to Section

3810(b) of the DBTA. Any such instrument shall not require the approval of the holders  of  interests in the Trust, but shall have the status of an amendment to this Declaration.



          Section  1.2  Trust Purpose. The purpose of the Trust is to conduct,

operate and carry on the business of an open-end management investment company registered  under  the  1940 Act. In furtherance of the foregoing, it shall be the  purpose  of the Trust to do everything necessary, suitable, convenient or proper  for  the  conduct,  promotion  and  attainment  of  any businesses and purposes  which  at  any  time  may  be  incidental or may appear conducive or expedient  for  the  accomplishment  of the business of an open-end management investment  company  registered under the 1940 Act and which may be engaged in or  carried  on  by  a  trust  organized  under  the  DBTA,  and in connection therewith,  the  Trust shall have and may exercise all of the powers conferred by  the  laws  of  the  State  of  Delaware  upon  a  Delaware business trust.



          Section  1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:



          (a)  "1940  Act"  shall  mean the Investment Company Act of 1940, as amended  from  time  to  time,  and  the  rules and regulations thereunder, as adopted or amended from time to time.



          (b)  "Affiliated Person", "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

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          (c)  "Administrator" shall mean any party furnishing services to the

Trust  pursuant  to  any administrative services contract described in Section

4.1 hereof.



          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended from  time  to  time,  and the rules and regulations thereunder, as adopted or amended from time to time.



          (e)  "Commission" shall mean the Securities and Exchange Commission.



          (f)  "Declaration"  shall  mean this Declaration of Trust as amended from  time to time. References in this Declaration to "Declaration", "hereof",

"herein",  and  "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear. This Declaration shall constitute the governing instrument of the Trust under the DBTA.



          (g) "DBTA" shall mean the Delaware Business Trust Act, Delaware Code

Annotated  title  12,  Sections  3801  et  seq., as amended from time to time.



          (h)  "Fiscal  Year" shall mean an annual period as determined by the

Trustees  unless  otherwise  provided  by  the Code or applicable regulations.



          (i)  "Holders"  shall  mean  as  of  any  particular time any or all holders  of record of Interests in the Trust or in Trust Property, as the case may be, at such time.



          (j)  "Interest"  shall  mean a Holder's units of interest into which the  beneficial  interest  in  the Trust and each series of the Trust shall be divided from time to time.



          (k) "Investment Advisor" shall mean any party furnishing services to the  Trust  pursuant  to any investment advisory contract described in Section

4.1 hereof.



          (l)  "Majority  Interests Vote" shall mean the vote, at a meeting of the  Holders  of interests, of the lesser of, (A) 67% or more of the Interests present  or represented at such meeting, provided the Holders of more than 50%

of  the  Interests are present or represented by proxy or (B) more than 50% of the Interest.



          (m)  "Person"  shall  mean  and  include an individual, corporation,

partnership,  trust,  association,  joint venture and other entity, whether or not  a  legal entity, and a government and agencies and political subdivisions thereof.



          (n)  "Registration  Statement"  as of any particular time shall mean the  Registration Statement of the Trust which is effective at such time under the 1940 Act.



          (o)  "Trust  Property"  shall mean as of any particular time any and all  property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees. The Trustees may  authorize  the  division  of  Trust  Property into two or more series, in accordance  with  the  provisions  of  Section  8.8  hereof, in which case all references in this Declaration to the Trust, Trust Property, Interests therein or  Holders  thereof shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined,

by the Trustees.

          (p)  "Trustees"  shall  mean  such  persons  who  are indemnified as trustees  of  the  Trust on the signature page of this Declaration, so long as they shall continue in office in accordance with the terms of this Declaration of  Trust,  and  all  other persons who at the time in question have been duly elected  or  appointed  as  trustees in accordance with the provisions of this

Declaration  of  Trust  and  are then in office, in their capacity as trustees hereunder.





                             ARTICLE II: TRUSTEES



          Section  2.1  Number and Qualification. The number of Trustees shall initially  be  two  and shall thereafter be fixed from time to time by written instrument  signed  by  majority  of  the  Trustees  so  fixed then in office,

provided,  however, that the number of Trustees shall in no event be less than one.  A  Trustee  shall  be  an individual at least 21 years of age who is not under legal disability.



          (a)  Any  vacancy created by an increase in Trustees shall be filled by  the  appointment  or  election  of an individual having the qualifications described  in  this  Article  as provided in Section 2.4. Any such appointment shall not become effective, however, until the individual appointed or elected shall  have  accepted  in  writing  such appointment or election and agreed in writing  to  be  bound  by  the  terms of the Declaration. No reduction in the number  of Trustees shall have the effect of removing any Trustee from office.



          (b)  Whenever a vacancy in the number of Trustees shall occur, until such  vacancy  is  filled  as  provided in Section 2.4 hereof, the Trustees in office,  regardless  of their number, shall have all the powers granted to the

Trustees  and shall discharge all the duties imposed upon the Trustees by this

Declaration.



          Section 2.2 Term and Election. Each Trustee named herein, or elected or  appointed  prior to the first meeting of the Holders, shall (except in the event  of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof)  hold  office  until  his  or  her  successor has been elected at such meeting  and  has  qualified  to serve as Trustee. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the  lifetime  of this Trust and until its termination as hereinafter provided unless  such  Trustee  resigns or is removed as provided in Section 2.3 below.



          Section 2.3 Resignation and Removal. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him  or  her and delivered or mailed to the Chairman, if any, the President or the  Secretary  and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.



          (a)  Any of the Trustees may be removed with or without cause by the affirmative  vote  of  the  Holders  of  two-thirds  (2/3) of the Interests or

(provided  the  aggregate  number  of  Trustees,  after such removal and after giving  effect  to  any  appointment  made to fill the vacancy created by such removal,  shall  not  be  less than the number required by Section 2.1 hereof)

with  cause,  by  the  action  of  two-thirds (2/3) of the remaining Trustees.

Removal  with  cause  shall  include,  but not be limited to, the removal of a

Trustee due to physical or mental incapacity.



          (b)  Upon  the  resignation  or  removal of a Trustee, or his or her otherwise  ceasing  to  be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to  the Trust or the remaining Trustees any Trust Property held in the name of the  resigning  or  removed  Trustee.  Upon  the  death of any Trustee or upon removal  or  resignation  due to any Trustee's incapacity to serve as trustee,

his or her legal representative shall execute and deliver on his or her behalf such  documents  as  the  remaining  Trustees shall require as provided in the preceding sentence.

          Section  2.4  Vacancies.  The  term  of  office  of  a Trustee shall terminate  and  a  vacancy shall occur in the event of the death, resignation,

adjudicated  incompetence  or  other  incapacity  to perform the duties of the office,  or  removal, of a Trustee. A vacancy shall also occur in the event of an  increase  in  the  number  of trustees as provided in Section 2.1. No such vacancy  shall  operate  to  annul  this Declaration or to revoke any existing trust  created  pursuant  to  the  terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote,

acting  at  any  meeting  of  the  Holders held in accordance with Section 8.1 hereof,  or,  to  the extent permitted by the 1940 Act, a majority vote of the

Trustees continuing in office acting by written instrument or instruments, may fill  such  vacancy, and any Trustee so elected by the Trustees or the Holders shall  hold  office  as  provided  in  this  Declaration.  There  shall  be no cumulative voting by the Holders in the election of Trustees.



          Section  2.5  Meetings.  Meetings of the Trustees shall be held from time  to  time  within  or  without the State of Delaware upon the call of the

Chairman,  if  any, the President, the Chief Operating Officer, the Secretary,

an Assistance Secretary or any two Trustees.



          (a)  Regular  meetings  of  the Trustees may be held without call or notice  at a time and place fixed by resolution of the Trustees. Notice of any other  meeting shall be given not later than 72 hours preceding the meeting by

United  States  mail  or  by  electronic  transmission  to each Trustee at his business  address  as set forth in the records of the Trust or otherwise given personally  not  less  than  24  hours before the meeting but may be waived in writing  by any Trustee either before or after such meeting. The attendance of a  Trustee  at  a  meeting shall constitute a waiver of notice of such meeting except  where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.



          (b)  A quorum for all meetings of the Trustees shall be two-third of the  total  number  of Trustees, but (except at such time as there is only one

Trustee)  no  less  than  two  Trustees.  Unless  provided  otherwise  in this

Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by  written consent of a majority of the Trustees, which written consent shall be  filed  with  the  minutes  of  proceedings  of  the  Trustees  or any such committee.  If  there  be  less  than  a  quorum present at any meeting of the

Trustees,  a  majority of those present may adjourn the meeting until a quorum shall have been obtained.



          (c) Any committee of the Trustees, including an executive committee,

if  any,  may  act with or without a meeting. A quorum for all meetings of any such  committee  shall be two or more of the members thereof, unless the Board shall  provide  otherwise.  Unless provided otherwise in this Declaration, any action  of  any such committee may be taken at a meeting by vote of a majority of  the  members  present  (a  quorum  being  present) or without a meeting by written  consent  of a majority of the members, which written consent shall be filed  with  the minutes of proceedings of the Trustees or any such committee.



          (d) With respect to actions of the Trustees and any committee of the

Trustees,  Trustees  who  are Interested Persons of the Trust or are otherwise interested  in any action to be taken may be counted for quorum purposes under this  Section 2.5 and shall be entitled to vote to the extent permitted by the

1940 Act.

          (e)  All or any one or more Trustees may participate in a meeting of the  Trustees  or  any committee thereof by means of a conference telephone or similar  communications  equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such  communications  system  shall  constitute  presence  in  person  at such meeting,  unless  the  1940  Act specifically requires the Trustees to act "in person"  in which case such term shall be construed consistent with Commission or staff releases or interpretations.



          Section  2.6  Officers;  Chairman  of the Board. The Trustees shall,

from  time  to  time,  elect  officers  of the Trust, including a President, a

Secretary  and  a Treasurer. The Trustees shall elect or appoint, from time to time,  a  Trustee  to  act  as  Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate.  The  Trustees  may  elect or appoint or authorize the President to appoint  such  other  officers  or agents with such powers as the Trustees may deem  to  be  advisable.  The President, Secretary and Treasurer may, but need not,  be  a  Trustee. The Chairman of the Board and such officers of the Trust shall  serve  in  such  capacity  for such time and with such authority as the

Trustees may, in their discretion, so designate.



          Section  2.7 By-Laws. The Trustees may adopt and, from time to time,

amend  or  repeal the By-Laws for the conduct of the business of the Trust not inconsistent with this Declaration and such By-Laws are hereby incorporated in this Declaration by reference thereto.





                        ARTICLE III: POWERS OF TRUSTEES



          Section  3.1 General. The Trustees shall have exclusive and absolute control  over  management  of  the business and affairs of the Trust, but with such  powers  of  delegation  as  may be permitted by this Declaration and the

DBTA.  The  Trustees  may  perform  such  acts as in their sole discretion are proper  for  conducting the business and affairs of the Trust. The enumeration of  any specific power herein shall not be construed as limiting the aforesaid power.  Such  powers  of  the  Trustee  may  be  exercised without order of or recourse to any court.



          Section  3.2  Investments.  The  Trustees  shall  have  power  to:



          (a)  conduct,  operate  and  carry  on the business of an investment company;



          (b)  subscribe  for,  invest  in, reinvest in, purchase or otherwise acquire,  hold,  pledge,  sell,  assign,  transfer,  exchange,  distribute  or otherwise  deal  in  or  dispose  of  United States and foreign currencies and related  instruments  including  forward  contracts, and securities, including common  and  preferred  stock, warrants, bonds, debentures, time notes and all other  evidences  of  indebtedness,  negotiable or non-negotiable instruments,

obligations,  certificates  of  deposit  or  indebtedness,  commercial  paper,

repurchase  agreements, reverse repurchase agreements, convertible securities,

forward  contracts,  options,  futures  contracts,  and  other  securities,

including,  without  limitation,  those issued, guaranteed or sponsored by any state,  territory  or  possession  of  the  United  States and the District of

Columbia  and their political subdivisions, agencies and instrumentalities, or by  the  United  States  Government,  any  foreign  government, or any agency,

instrumentality  or  political  subdivision of the United States Government or any  foreign  government,  or international instrumentalities, or by any bank,

savings  institution, corporation or other business entity organized under the laws  of  the Untied States or under foreign laws; and to exercise any and all rights,  powers  and privileges of ownership or interest in respect of any and all such
investments  of every kind and description, including, without limitation, the right  to  consent  and  otherwise  act  with  respect  thereto, with power to designate  one  or  more  persons,  firms,  associations,  or  corporations to exercise  any  of said rights, powers and privileges in respect of any of said instruments;  and  the  Trustees  shall be deemed to have the foregoing powers with  respect to any additional securities in which the Trustees may determine to invest.



          The  Trustees  shall  not  be  limited  to  investing in obligations maturing  before the possible termination of the Trust, nor shall the Trustees be  limited  by  any  law  limiting  the  investments  which  may  be  made by fiduciaries.



          Section 3.3 Legal Title. Legal title to all the Trust Property shall be  vested in the Trust as a separate legal entity under the DBTA, except that the  Trustees  shall have the power to cause legal title to any Trust Property to  be held by or in the name of one or more of the Trustees or in the name of any  other  Person  on  behalf  of the Trust on such terms as the Trustees may determine.



          In  the event that title to any part of the Trust Property is vested in  one or more Trustees, the right, title and interest of the Trustees in the

Trust  Property  shall  vest  automatically  in  each person who may hereafter become  a  Trustee  upon  his or her due election and qualifications. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to  have  any  right,  title or interest in any of the Trust Property, and the right,  title  and  interest  of such Trustee in the Trust Property shall vest automatically  in the remaining Trustees. To the extent permitted by law, such vesting  and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.



          Section  3.4  Sale  of  Interests.  Subject  to  the  more  detailed provisions  set  forth  in  Article  VII, the Trustees shall have the power to permit  persons  to  purchase  Interests  and to add or reduce, in whole or in part, their Interest in the Trust.



          Section  3.5  Borrow  Money.  The  Trustees  shall have the power to borrow  money or otherwise obtain credit and to secure the same by mortgaging,

pledging  or  otherwise  subjecting  as  security  the  assets  of  the Trust,

including  the  lending  of portfolio securities, and to endorse, guarantee or undertake  the  performance  of  any obligation, contract or engagement of any other person, firm, association or corporation.



          Section  3.6  Delegation;  Committees.  The  Trustees shall have the power,  consistent  with  their  continuing  exclusive  authority  over  the management  of the Trust and the Trust Property, to delegate from time to time to  such  of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments, either in the name of  the  Trust  or the names of the Trustees or otherwise, as the Trustees may deem expedient.



          Section  3.7  Collection  and  Payment.  The Trustees shall have the power  to  collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any  claims relating to the Trust Property; to foreclose any security interest securing  any  obligations,  by  virtue of which any property is owned, to the

Trust;  and  to  enter  into  releases,  agreements  and  other  instruments.

          Section 3.8 Expenses. The Trustees shall have the power to incur and pay  any  expenses  which  in  the  opinion  of  the Trustees are necessary or incidental  to  carry  out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees.

The  Trustees  shall  fix  the  compensation  of  all  officers, employees and

Trustees.  The  Trustees  may  pay  themselves  such  compensation for special services,  including  legal  and brokerage services, as they in good faith may

deem  reasonable   (subject  to  any  limitations  in  the  1940  Act),   and

reimbursement  for expenses reasonably incurred by themselves on behalf of the

Trust.



          Section  3.9 Miscellaneous Powers. The Trustees shall have the power to (a) employ or contract with such Persons as the Trustees may deem desirable for  the transaction of the business of the Trust and terminate such employees or  contractual  relationships  as  they  consider appropriate; (b) enter into joint  ventures,  partnerships and any other combinations or associations; (c)

purchase,  and  pay  for out of Trust Property, insurance policies (including,

but  not  limited  to,  fidelity,  bonding  and  errors and omission policies;

insuring   the  Investment   Adviser,  Administrator,  distributor,   Holders,

Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability;

(d)  establish  pension,  profit-sharing  and  other retirement, incentive and benefit  plans  for any Trustees, officers, employees and agents of the Trust;

(e)  to  the extent permitted by law, indemnify any Person with whom the Trust has  dealings,  including  the Investment Adviser, Administrator, distributor,

Holders,  Trustees,  officers, employees, agents or independent contractors of the  Trust,  to  such  extent  as  the Trustees shall determine; (f) guarantee indebtedness  or  contractual  obligations of others; (g) determine and change the  Fiscal  Year  of  the Trust and the method by which its accounts shall be kept;  and  (h) adopt a seal for the Trust, but the absence of such seal shall not  impair  the  validity  of any instrument executed on behalf of the Trust.



          Section  3.10  Further  Powers.  The  Trustees  shall  have power to conduct  the  business of the Trust and carry on its operations in any and all of  its  branches and maintain offices, whether within or without the State of

Delaware,  in  any  and  all  states  of  the United States of America, in the

District  of  Columbia,  in  any  foreign  countries,  and  in  any  and  all commonwealths,  territories,  dependencies, colonies, possessions, agencies or instrumentalities  of  the  United States of America and of foreign countries,

and  to do all such other things and execute all such instruments as they deem necessary,  proper or desirable in order to promote the interests of the Trust although  such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive and shall be binding upon the Trust and the Holders, past,

present  and  future.  In  construing  the provisions of this Declaration, the presumption  shall  be  in  favor  of  a  grant  of power to the Trustees. The

Trustees  shall  not  be required to obtain any court order to deal with Trust

Property.





              ARTICLE IV: INVESTMENT ADVISORY AND ADMINISTRATIVE

                   SERVICES AND PLACEMENT AGENT ARRANGEMENTS



          Section 4.1 Investment Advisory and Other Arrangements. The Trustees

may in their discretion, from time to time, enter into contracts or agreements for  investment advisory services, administrative services (including transfer and  dividend  disbursing  agency  services), distribution services, fiduciary

(including custodian) services, placement agent services, Holder servicing and distribution  services,  or  other  services,  whereby the other party to such contract or agreement shall undertake to furnish the Trustees such services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.

Notwithstanding  any other provisions of this Declaration to the contrary, the

Trustees  may  authorize  any  Investment  Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases,  sales,  loans  or  exchanges  of  Trust  Property on behalf of the

Trustees  or  may  authorize  any  officer,  employee  or Trust to effect such purchases,  sales,  loans or exchanges pursuant to recommendations of any such

Investment  Adviser  (all  without  further  action by the Trustees). Any such purchases,  sales,  loans  and  exchanges  shall  be  binding  upon the Trust.



          Section  4.2  Parties  to Contract. Any contract or agreement of the character described in Section 4.1 of this Article IV may be entered into with any  Person,  although one or more of the Trustees or officers of the Trust or any  Holder  may  be  an officer, director, trustee, shareholder, or member of such  other  party  to  the  contract  or  agreement,  and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of  any  such  relationship, nor shall any person holding such relationship be liable  merely  by  reason of such relationship for any loss or expense to the

Trust  under or by reason of such contract or agreement or accountable for any profit  realized  directly or indirectly therefrom, provided that the contract or  agreement  when  entered into was reasonable and fair and not inconsistent with the provisions of this Article IV. Any Trustee or officer of the Trust or any  Holder  may  be  the  other party to contracts or agreements entered into pursuant to Section 4.1 hereof, and any Trustee or officer of the Trust or any

Holder  may be financially interested or otherwise affiliated with Persons who are  parties  to  any  or all of the contracts or agreements mentioned in this

Section 4.2





                      ARTICLE V: LIMITATIONS OF LIABILITY



          Section  5.1 No Personal Liability of Trustees, Officers, Employees,

Agents.  No  Trustee,  officer,  employee or agent of the Trust when acting in such capacity shall be subject to any personal liability whatsoever, in his or her  individual  capacity, to any Person, other than the Trust or its Holders,

in  connection  with  Trust Property or the affairs of the Trust; and all such

Persons  shall look solely to the Trust Property for satisfaction of claims of any  nature against a Trustee, officer, employee or agent of the Trust arising in  connection with the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, Holders of Interests therein,

or  to  any  Trustee,  officer,  employee,  or agent thereof for any action or failure  to  act  (including, without limitation, the failure to compel in any way  any  former  or acting Trustee to redress any breach of trust) except for his  or  her  own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.



          Section  5.2  Indemnification  of  Trustees,  Officers,  Employees,

Agents. The Trust  shall  indemnify each of its Trustees, officers, employees,

and  agents (including Persons who serve at its request as directors, officers or  trustees  of  another  organization  in  which  it  has  an interest, as a shareholder,  creditor  or  otherwise)  against  all  liabilities and expenses

(including  amounts paid in satisfaction of judgments, in compromise, as fines and  penalties,  and  as  counsel  fees)  reasonably incurred by him or her in connection  with  the  defense  or  disposition  of  any action, suit or other proceeding,  whether  civil or criminal, in which he or she may be involved or with  which  he  or  she  may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated  to have acted in bad faith, willful misfeasance, gross negligence or  reckless disregard of his or her duties; provided, however, that as to any matter  disposed  of  by  a  compromise  payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be
provided unless there has been a determination that such Person did not engage in  willful  misfeasance, bad faith, gross negligence or reckless disregard of the  duties involved in the conduct of his or her office by the court or other body  approving  the  settlement  or  other  disposition  or  by  a reasonable determination,  based  upon review of readily available facts (as opposed to a full  trial-type  inquiry),  that  he or she did not engage in such conduct by written  opinion  from independent legal counsel approved by the Trustees. The rights  accruing  to  any  Person under these provisions shall not exclude any other  right  to  which  he  or she may be lawfully entitled; provided that no

Person  may  satisfy any right of indemnity or reimbursement granted herein or in  Section  5.1 or to which he or she may be otherwise entitled except out of the  Trust Property. The Trustees may make advance payments in connection with indemnification  under  this Section 5.2, provided that the indemnified Person shall  have given a written undertaking to reimburse the Trust in the event it

is   subsequently  determined  that  he  or  she  is  not  entitled  to   such

indemnification.



          Section  5.3  Liability of Holders; Indemnification. The Trust shall indemnify  and  hold  each  Holder  harmless  from  and  against  any claim or liability  to  which such Holder may become subject solely by reason of his or her  being  or  having  been a Holder and not because of such Holder's acts or omissions  or  for  some other reason, and shall reimburse such Holder for all legal  and other expenses reasonably incurred by him or her in connection with any  such  claim  or liability (upon proper and timely request by the Holder);

provided,  however, that no Holder shall be entitled to indemnification by any series  established  in  accordance  with  Section 8.8 unless such Holder is a

Holder  of Interest of such series. The rights accruing to a Holder under this

Section  5.3  shall  not  exclude  any other right to which such Holder may be lawfully  entitled,  nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.



          Section 5.4 No Bond Required of Trustees. No Trustee shall, as such,

be  obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.



          Section  5.5  No Duty of Investigation; Notice in Trust Instruments,

Etc.  No  purchaser,  lender, or other Person dealing with the Trustees or any officer,  employee  or  agent  of the Trust shall be bound to make any inquiry concerning  the  validity  of  any  transaction  purporting  to be made by the

Trustees  or  by  said  officer,  employee  or  agent  or  be  liable  for the application of money or property paid, loaned, or delivered to or on the order of  the  Trustees  or  of  said  officer, employee or agent. Every obligation,

contract,  instrument,  certificate  or  other  interest or undertaking of the

Trust, and every other act or thing whatsoever executed in connection with the

Trust,  shall  be  conclusively  taken  to  have  been executed or done by the executors  thereof  only in their capacity as Trustees, officers, employees or

agents   of  the  Trust.  Every  written  obligation,  contract,   instrument,

certificate or other interest or undertaking of the Trust made by the Trustees or  by  any officer, employee or agent of the Trust, in his or her capacity as such,  shall  contain  an  appropriate recital to the effect that the Trustee,

officer,  employee  and agent of the Trust shall not personally be bound by or liable  thereunder,  nor  shall resort be had to their private property or the private  property  of  the  Holders  for the satisfaction of any obligation or claim  thereunder,  and  appropriate  references  shall be made therein to the

Declaration,  and  may  contain  any  further  recital  which  they  may  deem appropriate,  but  the  omission  of  such recital shall not operate to impose personal  liability  on  any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust

Property,  Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem advisable.

          Section  5.6  Reliance  on Experts, Etc. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and  completely  justified and protected with regard to any act or any failure to  act  resulting  from  reliance  in good faith upon the books of account or other  records of the Trust, upon any opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser,

Administrator,  accountant, appraiser or other experts or consultants selected with  reasonable  care  by  the  Trustees, officers or employees of the Trust,

regardless  of  whether  such  counsel  or  expert  may  also  be  a  Trustee.



          Section 5.7 Assent To Declaration. Every Holder, by virtue of having become  a  Holder  in  accordance with the terms of this Declaration, shall be held  to  have  expressly  assented and agreed to the terms hereof and to have become a party hereto.





                      ARTICLE VI: INTERESTS IN THE TRUST



          Section  6.1  Interests. The beneficial interests in the property of the  Trust  shall  consist of an unlimited number of Interests. No certificate certifying  the  ownership  of Interests need by issued except as the Trustees may otherwise determine from time to time.



          Section  6.2  Rights of Holders. The ownership of the Trust Property of  every  description  and  the  right  to  conduct any business hereinbefore described are vested exclusively in the Trust or the Trustees, and the Holders shall  have  no  right  or  title  therein  other than the beneficial interest conferred  by  their  Interests  and  they shall have no right to call for any partition  or  division  of  any property, profits or rights of the Trust. The

Interests  shall  be personal property giving only the rights specifically set forth in this Declaration.



          Section  6.3  Register of Interests. A register shall be kept by the

Trust  under  the  direction of the Trustees which shall contain the names and addresses of the Holders and Interests held by each Holder. Each such register shall  be  conclusive  as  to the identity of the Holders of the Trust and the

Persons  who  shall  be  entitled to payments of distributions or otherwise to exercise  or  enjoy  the  rights  of  Holders.  No Holder shall be entitled to receive  payment of any distribution, nor to have notice given to it as herein provided,  until  it  has  given  its  address to such officer or agent of the

Trustees as shall keep the said register for entry thereon.



          Section  6.4  Notices.  Any  and  all  notices  to  which any Holder hereunder  may be entitled and any and all communications shall be deemed duly served  or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register.



          Section  6.5  No Pre-emptive Rights: Derivative Suits. Holders shall have  no preemptive or other right to subscribe to any additional Interests or other  securities  issued by the Trust or any series thereof. No action may be brought  by a Holder on behalf of the Trust unless Holders owning no less than

10%  of  the  then  outstanding Interests join in the bringing of such action.



          Section  6.6  No  Appraisal  Rights.  Holders shall have no right to demand  payment  for  their  Interests  or  to  any other rights of dissenting

Holders  in  the  event  the Trust participates in any transaction which would give  rise  to  appraisal  or  dissenters' rights by a holder of a corporation organized  under  the  General  Corporation  Law  of  Delaware,  or otherwise.

                     ARTICLE VII: PURCHASES AND REDEMPTION



          Section  7.1 Purchases. The Trustees, in their discretion, may, from time  to time, without a vote of the Holders, permit the purchase of Interests by  such  party  or parties (or increase in the Interests of a Holder) and for such  type  of consideration, including, without limitation, cash or property,

at  such time or times (including, without limitation, each business day), and on  such  terms  as the Trustees may deem best, and may in such manner acquire other assets (including, without limitation, the acquisition of assets subject to,  and  in  connection  with the assumption of, liabilities) and businesses.



          Section  7.2  Redemption  by Holder. Each Holder of Interests of the

Trust  or  any  series  thereof  shall  have the right at such times as may be permitted  by  the Trust to require the Trust to redeem all or any part of his or her Interests of the Trust or series thereof at a redemption price equal to the  net  asset  value  per  Interest  of  the  Trust  or  series thereof next determined  in  accordance  with  Section  7.4  hereof after the Interests are properly  tendered for redemption. Payment of the redemption price shall be in cash;  provided,  however, that if the Trustees determine, which determination shall  be  conclusive, that conditions exist which make payment wholly in cash unwise  or undesirable, the Trust may, subject to the requirements of the 1940

Act,  make payment wholly or partly in securities or other assets belonging to the  Trust or series thereof of which the Interests being redeemed are part of the value of such securities or assets used in such determination of net asset value.



          Notwithstanding the foregoing, the Trust may postpone payment of the redemption  price and may suspend the right of the Holders of Interests of the trust  or series thereof to require the trust to redeem Shares of the Trust of series  during  any  period  or at any time when and to the extent permissible under the 1940 Act.



          Section  7.3  Redemption  by  Trust.  Each  Interest of the Trust or

series  thereof  that  has  been  established  and  designated  is  subject to redemption  by  the trust at the redemption price which would be applicable if such  Interest  was  then being redeemed by the Holder pursuant to Section 7.2 hereof:  (i)  at  any time, if the Trustees determine in their sole discretion and  by  majority  vote  that failure to so redeem may have materially adverse consequences  to the Trust or any series or to the Holders of the Interests of the  Trust  or  any  series thereof, or (ii) upon such other conditions as may from  time  to  time  be  determined by the Trustees and set forth in the then current Prospectus of the Trust with respect to maintenance of Holder accounts of  a  minimum  amount.  Upon  such redemption the Holders of the Interests so redeemed  shall  have  no  further  right  with  respect thereto other than to receive payment of such redemption price.



          Section 7.4 Net Asset Value. The net asset value per Interest of any series  shall  be  (i) in the case of a series whose Interests are not divided into classes, the quotient obtained by dividing the value of the net assets of that  series  (being the value of the assets belonging to that series less the liabilities belonging to that series) by the total number of Interests of that series  outstanding,  and (ii) in the case of a class of Interests of a series whose  Interests  are  divided into classes, the quotient obtained by dividing the  value of the net assets of that series allocable to such class (being the value  of the assets belonging to that series allocable to such class less the liabilities  belonging to such class) by the total number of Interests of such

class  outstanding:  all  determined  in  accordance  with  the  methods   and

procedures,  including  without  limitation  those  with  respect to rounding,

established by the Trustees from time to time.

          The  Trustees  may  determine  to  maintain  the net asset value per

Interests  of  any  series  at  a  designated  constant  dollar  amount and in connection  therewith  may  adopt  procedures consistent with the 1940 Act for continuing  declarations  of  income  attributable to that series as dividends payable  in  additional  Interests  of  that series at the designated constant dollar  amount and for the handling of any losses attributable to that series.





                             ARTICLE VIII: HOLDERS



          Section  8.1  Meetings  of  Holders.  Meetings of the Holders may be

called  at  any  time by a majority of the Trustees and shall be called by any trustee  upon  written  request of Holders holding, in the aggregate, not less than  10%  of  the Interests, such requests specifying the purpose or purposes for  which such meeting is to be called. Any such meeting shall be held within or  without the State of Delaware on such day and at such time as the Trustees shall  designate.  Holders of one-third of the Interests in the Trust, present in  person  or  by proxy, shall constitute a quorum for the transaction of any business,  except  as  may  otherwise  be  required  by  the 1940 Act or other applicable law or by this Declaration. If a quorum is present at a meeting, an affirmative  vote  by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy,  at such meeting constitutes the action of the Holders, unless the 1940

Act,  other  applicable  law  or this Declaration requires a greater number of affirmative votes.



          Section  8.2  Notice  of  Meetings. Written or printed notice of all meetings  of the Holders, stating the time, place and purposes of the meeting,

shall be given by the Trustees either by presenting it personally to a Holder,

leaving  it  at his or her residence or usual place of business, or by sending it via United States mail or by electronic transmission to a Holder, at his or her  registered  address,  at  least  10  business  days  and not more than 90 business days before the meeting. If mailed, such notice shall be deemed to be given  when deposited in the United States mail addressed to the Holder at his or  her  address  as  it  is  registered  with the Trust, with postage thereon prepaid.  At any such meeting, any business properly before the meeting may be considered  whether  or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.



          Section 8.3 Record Date for Meetings. For the purpose of determining the  Holders  who  are  entitled  to  notice of any meeting and to vote at any meeting,  or  to  participate  in  any distribution, or for the purpose of any other  action, the Trustees may from time to time fix a date, not more than 90 calendar  days  prior  to the date of any meeting of the Holders or payment of distributions  or  other  action, as the case may be, as a record date for the determination  of  the  persons  to  be  treated as holders of record for such purposes.  If  the  Trustees  shall divide the Trust Property into two or more series  in  accordance  with  Section  8.8 herein, nothing in this Section 8.3 shall  be  construed  as precluding the Trustees from setting different record dates for different series.



          Section  8.4  Proxies,  Etc.  At  any meeting of Holders, any Holder entitled  to  vote  thereat may vote by proxy, provided that no proxy shall be voted  at  any  meeting  unless  it  shall  have  been placed on file with the

Secretary,  or  with such other officer or agent of the Trust as the Secretary may  direct,  for  verification  prior to the time at which such vote shall be taken.



          (a)  Pursuant to a resolution of a majority of the Trustees, proxies may  be  solicited  in  the name of one or more Trustees or one or more of the officers  of the Trust. Only Holders of record shall be entitled to vote. Each

Holder shall be entitled to a vote proportionate to its Interest in the Trust.

          (b)  When  Interests are held jointly by several persons, any one of them  may  vote  at  any  meeting  in  person  or  by proxy in respect of such

Interest,  but  if  more  than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as  to any vote to be cast, such vote shall not be received in respect of such

Interest.



          (c)  A  proxy  purporting to be executed by or on behalf of a Holder shall  be  deemed valid unless challenged at or prior to its exercise, and the burden  of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control  of  any  other  person  regarding  the  charge  or  management of its

Interest,  he  or  she  may  vote  by his or her guardian or such other person appointed  or  having such control, and such vote may be given in person or by proxy.



          Section  8.5  Reports.  The  Trustees shall cause to be prepared, at least  annually,  a  report  of  operations  containing  a  balance  sheet and statement  of  income  and  undistributed  income  of  the  Trust  prepared in conformity  with generally accepted accounting principles and an opinion of an independent  public  accountant  on  such  financial  statements. The Trustees shall,  in  addition,  furnish  to  the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.



          Section 8.6 Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours and for any purpose not harmful to the Trust.



          Section 8.7 Voting Powers. The Holders shall have power to vote only

(a)  for  the  election of Trustees as contemplated by Section 2.2 hereof, (b)

with  respect  to  any investment advisory contract as contemplated by Section

4.1  hereof,  (c)  with  respect  to  termination  of the Trust as provided in

Section  9.2  hereof, (d) with respect to any merger, consolidation or sale of assets as provided in Section 9.4 hereof, (e) with respect to incorporation of the  Trust  to  the  extent  and  as  provided in Section 9.5 hereof, (f) with respect to such additional matters relating to the Trust as may be required by the  1940  Act,  DBTA,  or  any  other applicable law, the Declaration, or any registration of the Trust with the Commission (or any successor agency) or any state,  or  as  and  when  the  Trustees  may consider necessary or desirable.



          Each  Holder  shall  be  entitled  to  vote  based  on the ratio its

Interest  bears  to  the  Interests  of  all-Holders  entitled  to vote. Until

Interests  are issued, the Trustees may exercise all rights of Holders and may take  any  action  required  by law or the Declaration to be taken by Holders.



          Section  8.8  Series of Interests. The Trustees shall have the power to divide the Trust Property into two or more series. The following provisions shall  be  applicable to such series and any further series that may from time to time be established and designated by the Trustees:



          (a) All consideration received by the Trust for the issue or sale of

Interests  of  a  particular  series together with all Trust Property in which such  consideration  is invested or reinvested, all income, earnings, profits,

and  proceeds  thereof, including any proceeds derived from the sale, exchange or  liquidation  of  such  assets,  and any funds or payments derived from any reinvestment  of  such  proceeds  in  whatever  form  the  same  may be, shall irrevocably belong to that series for all purposes, subject only to the rights of  creditors  of  such  series  and  except  as  may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the

Trust. In the event that there is any Trust Property, or any income, earnings,

profits,  and  proceeds  thereof,  funds,  or  payments  which are not readily identifiable  as  belonging  to  any  particular  series,  the  Trustees shall allocate
them  among any one or more of the series established and designated from time to  time  in  such manner and on such basis as they, in their sole discretion,

deem  fair  and  equitable.  Each  such  allocation  by  the Trustees shall be conclusive  and  binding  upon  the Holders of all Interests for all purposes.



          (b)  The Trust Property belonging to each particular series shall be charged  with  the  liabilities of the Trust in respect of that series and all expenses,  costs,  charges  and  reserves attributable to that series, and any general  liabilities,  expenses, costs, charges or reserves of the Trust which are  not  readily  identifiable as belonging to any particular series shall be allocated  and  charged  by  the  Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis  as  the Trustees in their sole discretion deem fair and equitable. Each allocation  of  liabilities,  expenses,  costs,  charges  and  reserves by the

Trustees shall be conclusive and binding upon the Holders of all interests for all  purposes.  The  Trustees  shall  have  full discretion, to the extent not inconsistent  with  the 1940 Act, to determine which items shall be treated as income  and which items as capital, and each such determination and allocation shall  be  conclusive  and binding upon the Holders. Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in  their discretion to allocate general liabilities, expenses, costs, charges or  reserves  as  herein  provided,  the  debts,  liabilities, obligations and expenses  incurred,  contracted  for  or  otherwise existing with respect to a particular series shall be enforceable against the assets of such series only,

and  not  against the assets of any other series. Notice of this limitation on inter-series  liabilities  may, in the Trustee's sole discretion, be set forth in  the certificate of trust of the Trust (whether originally or by amendment)

as  filed  or to be filed in the Office of the Secretary of State of the State of  Delaware  pursuant  to the DBTA, and upon the giving of such notice in the certificate  of  trust,  the  statutory provisions of Section 3804 of the DBTA relating  to limitations on inter-series liabilities (and the statutory effect under  Section  3804 of setting forth such notice in the certificate of trust)

shall  become  applicable  to  the  Trust  and  each series. Every note, bond,

contract  or  other  undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets.



          (c)  Dividends and distributions on Interests of a particular series may  be  paid  with such frequency as the Trustees may determine, which may be daily  or  otherwise,  pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of  Interests  in  that  series,  from  such  of the income and capital gains,

accrued  or  realized, from the Trust Property belonging to that series as the

Trustees  may  determine,  after  providing for actual and accrued liabilities belonging  to  that  series. All dividends and distributions on Interests in a particular series shall be distributed pro rata to the Holders of Interests in that  series  in  proportion to the total outstanding Interests in that series held  by  such  Holders  at  the date and time of record establishment for the payment of such dividends or distribution.



          (d)  The  Interests  in  a  series  of  the  Trust  shall  represent beneficial  interests  in  the  Trust  Property belonging to such series. Each

Holder  of  Interests  in  a  series shall be entitled to receive its pro rata share  of  distributions of income and capital gains made with respect to such series.  Upon  reduction or withdrawal of its Interests or indemnification for liabilities  incurred  by reason of being or having been a Holder of Interests in a series, such Holder shall be paid solely out of the funds and property of such  series  of the Trust. Upon liquidation or termination of a series of the

Trust,  Holders of Interests in such series shall be entitled to receive a pro rata  share  of  the  Trust  Property  belonging  to  such series. A Holder of

Interests  in  a  particular  series  of  the  Trust  shall not be entitled to participate  in  a  derivative  or class action lawsuit on behalf of any other series  or  the  Holders  of  Interests  in  any  other  series  of the Trust.

          (e)  Notwithstanding  any  other  provision  hereof,  if  the  Trust

Property  has  been  divided  into  two  or  more  series,  then on any matter submitted  to  a vote of Holders of Interests in the Trust, all Interests then entitled  to  vote  shall  be voted by individual series, except that (1) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual  series,  and (2) when the Trustees have determined that the matter affects  only  the  interests  of  Holders of Interests in a limited number of series, then only the Holders of Interests in such series shall be entitled to vote  thereon. Except as otherwise provided in this Article VIII, the Trustees shall  have  the power to determine the designations, preferences, privileges,

limitations  and  rights, including voting and dividend rights, of each series of Interests.



          (f)  The  establishment  and  designation of any series of Interests other  than  those  set forth above shall be effective upon the execution by a

majority   of  the  then  Trustees  of  an  instrument  setting  forth   such

establishment  and designation and the relative rights and preferences of such series,  or  as  otherwise provided in such instrument. At any time that there are  no  Interests outstanding of any particular series previously established and  designated,  the  Trustees may by an instrument executed by a majority of their  number  abolish  that  series  and  the  establishment  and designation thereof.  Each  instrument referred to in this paragraph shall have the status of an amendment to this Declaration.



          (g)  If the Trust Property has been divided into two or more series,

then  Section 9.2 of this Agreement shall apply also with respect to each such series as if such series were a separate trust.



          (h) The Trustees shall be authorized to issue an unlimited number of

Interests of each series.



          (i) Subject to compliance with the requirements of the 1940 Act, the

Trustees  shall have the authority to provide that Holders of Interests of any series  shall  have the right to convert said Interests into one or more other series  in  accordance  with  such  requirements  and  procedures  as  may  be established by the Trustees.



          Section  8.9  Holder Action by Written Consent. Any action which may be  taken  by  Holders  may  be  taken without notice and without a meeting if

Holders holding more than 50% of the total Interests entitled to vote (or such larger  proportion  thereof  as  shall be required by any express provision of this  Declaration)  shall  consent  to  the  action in writing and the written consents  shall  be  filed  with  the records of the meetings of Holders. Such consents  shall  be  treated  for  all purposes as votes taken at a meeting of

Holders.



          Section 8.10 Holder Communications. Whenever ten or more Holders who have  been such for at least six months preceding the date of application, and who  hold  in the aggregate at least 1% of the total Interests, shall apply to the  Trustees  in  writing,  stating  that they wish to communicate with other

Holders  with  a  view  to  obtaining signatures to a request for a meeting of

Holders and accompanied by a form of communication and request which they wish to  transmit,  the  Trustees  shall within five business days after receipt of such  application either (1) afford to such applicants access to a list of the names  and  addresses of all Holders as recorded on the books of the Trust; or

(2)  inform  such  applicants as to the approximate number of Holders, and the approximate  cost  of transmitting to them the proposed communication and form of request.



          If  the  Trustees elect to follow the course specified in clause (2)

above,  the Trustees, upon the written request of such applicants, accompanied by  a  tender of the material to be transmitted and of the reasonable expenses of transmission, shall, with reasonable promptness, transmit, by United States mail or by electronic transmission, such material to all Holders at their addresses  as  recorded  on  the books, unless within five business days after such  tender  the  Trustees  shall  transmit,  by  United  States  mail  or by electronic  transmission,  to  such  applicants  and file with the Commission,

together  with  a  copy of the material to be transmitted, a written statement signed  by  at  least  a  majority of the Trustees to the effect that in their opinion  either  such  material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading,

or  would  be in violation of applicable law, and specifying the basis of such opinion.  The  Trustees  shall thereafter comply with any order entered by the

Commission  and  the  requirements of the 1940 Act and the Securities Exchange

Act of 1934.





     ARTICLE IX: DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.



          Section  9.1 Duration. Subject to possible termination in accordance with  the  provisions  of Section 9.2, the Trust created hereby shall continue perpetually pursuant to Section 3808 of DBTA.



          Section 9.2 Termination of Trust.



          (a)  The  Trust may be terminated (i) by the affirmative vote of the

Holders  of  not  less  than  two-thirds  of the Interests in the Trust at any meeting  of  the  Holders,  or  (ii)  by  an  instrument in writing, without a meeting,  signed by a majority of the Trustees and consented to by the Holders of  not  less  than  two-thirds of such Interests, or (iii) by the Trustees by written notice to the Holders. Upon any such termination:



          (i)  The  Trust shall carry on no business except for the purpose of winding up its affairs.



          (ii)  The Trustees shall proceed to wind up the affairs of the Trust and  all  of  the powers of the Trustees under this Declaration shall continue until  the  affairs of the Trust shall have been wound up, including the power to  fulfill or discharge the contracts of the Trust, collect its assets, sell,

convey,  assign,  exchange,  or  otherwise  dispose  of all or any part of the remaining  Trust Property to one or more Persons at public or private sale for consideration  which  may  consist  in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other

acts   appropriate  to  liquidate  its  business;  provided  that  any   sale,

conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the Holders by a

Majority Interests Vote.



          (iii)  After  paying  or adequately providing for the payment of all liabilities,  and  upon  receipt  of  such releases, indemnities and refunding agreements,  as  they  deem  necessary  for their protection, the Trustees may distribute  the  remaining  Trust Property, in cash or in kind or partly each,

among the Holders according to their respective rights.



          (b) Upon termination of the Trust and distribution to the Holders as herein  provided, a majority of the Trustees shall execute and lodge among the records  of  the Trust an instrument in writing setting forth the fact of such termination  and file a certificate of cancellation in accordance with Section

3810 of the DBTA. Upon termination of the Trust, the Trustees shall thereon be discharged  from  all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

          Section  9.3  Amendment  Procedure.



          (a)  All  rights  granted  to  the Holders under this Declaration of

Trust  are  granted subject to the reservation of the right of the Trustees to amend this Declaration of Trust as herein provided, except as set forth herein to  the contrary. Subject to the foregoing, the provisions of this Declaration of  Trust  (whether or not related to the rights of Holders) may be amended at any time, so long as such amendment is not in contravention of applicable law,

including  the  1940  Act, by an instrument in writing signed by a majority of the  then  Trustees  (or  by an officer of the Trust pursuant to the vote of a majority  of such Trustees). Any such amendment shall be effective as provided in  the  instrument  containing the terms of such amendment or, if there is no provision  therein  with  respect to effectiveness, upon the execution of such instrument  and  of  a  certificate  (which  may be a part of such instrument)

executed  by  a  Trustee  or  officer  of  the  Trust  to the effect that such amendment has been duly adopted.



          (b)  No  amendment  may  be  made, under Section 9.3(a) above, which would  change any rights with respect to any Interest in the Trust by reducing the  amount  payable  thereon  upon liquidation of the Trust, by repealing the limitations  on personal liability of any Holder or Trustee, or by diminishing or  eliminating  any  voting rights pertaining thereto, except with a Majority

Interests Vote.



          (c)  A  certification  signed  by a majority of the Trustees setting forth  an amendment and reciting that it was duly adopted by the Holders or by the  Trustees  as  aforesaid  or  a  copy  of the Declaration, as amended, and executed  by  a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.



          (d)  Notwithstanding  any other provision hereof, until such time as

Interests are first sold, this Declaration may be terminated or amended in any respect  by  the  affirmative  vote  of  a  majority  of the Trustees or by an instrument signed by a majority of the Trustees.



          Section  9.4 Merger, Consolidation and Sale of Assets. The Trust, or

any  series  thereof,  may  merge  or  consolidate with any other corporation,

association, trust or other organization or may sell, lease or exchange all or substantially  all  of  its property, including its good will, upon such terms and  conditions  and  for such consideration when and as authorized by no less than  a majority of the Trustees and by a Majority Interests Vote of the Trust

or  such  series,  as  the  case may be, or by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than 50% of the  total  Interests of the Trust or such series, as the case may be, and any such  merger,  consolidation,  sale, lease or exchange shall be deemed for all purposes  to  have been accomplished under and pursuant to the statutes of the

State of Delaware. In accordance with Section 3815(f) of DBTA, an agreement of merger  or consolidation may effect any amendment to the Declaration or effect the  adoption  of  a new declaration of trust if the Trust is the surviving or resulting  business  trust.  A  certificate  of merger or consolidation of the

Trust shall be signed by a majority of the Trustees.



          Section  9.5  Incorporation.  Upon  a  Majority  Interests Vote, the

Trustees  may  cause  to be organized or assist in organizing a corporation or

corporations  under  the  laws  of  any  jurisdiction  or  any  other   trust,

partnership,  association  or other organization to take over all of the Trust

Property  or  to  carry  on  any business in which the Trust shall directly or indirectly  have  any  interest,  and  to  sell, convey and transfer the Trust

Property  to  any  such  corporation,  trust,  association  or organization in exchange  for the equity interests thereof or otherwise, and to lend money to,

subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation,  partnership,  trust,  association  or  organization in which the

Trust  holds  or  is  about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and  to the extent permitted by law, as provided under the law then in effect.

Nothing  contained  herein  shall  be  construed  as requiring approval of the

Holders  for  the  Trustees  to  organize  or assist in organizing one or more corporations,  trusts,  partnerships,  associations or other organizations and selling,  conveying  or  transferring  a portion of the Trust Property to such organizations or entities.





                           ARTICLE X: MISCELLANEOUS



          Section  10.1  Certificate  of  Designation;  Agent  for  Service of

Process. The Trust shall file, in accordance with Section 3812 of DBTA, in the office  of  the Secretary of State of Delaware, a certificate of trust, in the form  and  with such information required by Section 3810 by DBTA and executed in  the  manner specified in Section 3811 of DBTA. In the event the Trust does not  have  at  least one Trustee qualified under Section 3807(a) of DBTA, then the  Trust shall comply with Section 3807(b) of DBTA by having and maintaining a  registered  office  in  Delaware  and by designating a registered agent for service  of  process  on  the  Trust, which agent shall have the same business office  as  the  Trust's  registered  office.  The  failure  to  file any such certificate,  to maintain a registered office, to designate a registered agent for  service of process, or to include such other information shall not affect the  validity of the establishment of the Trust, the Declaration or any action taken  by the Trustees, the Trust officers or any other Person with respect to the  Trust  except  insofar as a provision of the DBTA would have governed, in which case the Delaware common law governs.



          Section  10.2  Governing Law. This Declaration is executed by all of the Trustees and delivered with reference to DBTA and the laws of the State of

Delaware,  and  the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for  and/or  preempted  by the 1940 Act or other applicable federal securities law);  provided, however, that there shall not be applicable to the Trust, the

Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the  Delaware  Code or (b) any provisions of the laws (statutory or common) of the  State  of  Delaware  (other than the DBTA) pertaining to trusts which are inconsistent  with  the  rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration.



          Section  10.3  Counterparts.  This Declaration may be simultaneously executed  in  several  counterparts,  each  of  which shall be deemed to be an original,  and  such counterparts, together, shall constitute one and the same instrument,  which  shall  be  sufficiently  evidenced  by  any  such original counterpart.



          Section  10.4 Reliance by Third Parties. Any certificate executed by an  individual  who, according to the records of the Trust or of any recording office  in  which  this  Declaration  may be recorded, appears to be a Trustee hereunder,  certifying  to  (a) the number or identity of Trustees or Holders,

(b)  the  due authorization of the execution of any instrument or writing, (c)

the  form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written  instrument  satisfies  the  requirements of this Declaration, (e) the identity  of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive  evidence  as  to  the  matters so certified in favor of any person dealing with the Trustees and their successors.

          Section  10.5  Provisions  in  Conflict  with  Law  or  Regulations.



          (a)  The  provisions  of  this Declaration are severable, and if the

Trustees  shall  determine,  with  the  advice  of  counsel,  that any of such provisions  is  in  conflict  with  the  1940  Act,  the  DBTA,  or with other applicable  laws  and  regulations, the conflicting provisions shall be deemed never  to have constituted a part of this Declaration; provided, however, that such  determination  shall  not affect any of the remaining provisions of this

Declaration or render invalid or improper any action taken or omitted prior to such determination.



          (b)  If  any  provision of this Declaration shall be held invalid or unenforceable  in  any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this

Declaration in any jurisdiction.



          Section  10.6  Trust  Only.  It  is the intention of the Trustees to create  only  a business trust under DBTA with the relationship of Trustee and beneficiary  between the Trustees and each Holder from time to time. It is not the  intention  of  the  Trustees  to  create  a  general partnership, limited partnership,  joint  stock  association, corporation, bailment, or any form of legal  relationship  other than a Delaware business trust except to the extent such trust is deemed to constitute a corporation under the Code and applicable state  tax  laws.  Nothing  in this Declaration of Trust shall be construed to make  the  Holders,  either  by  themselves  or with the Trustees, partners or members of a joint stock association.



          Section  10.7  Withholding.  Should  any  Holder  be  subject  to withholding  pursuant  to  the  Code  or any other provision of law, the Trust shall  withhold all amounts otherwise distributable to such Holder as shall be required  by  law  and  any  amounts  so withheld shall be deemed to have been distributed  to  such  Holder under this Declaration of Trust. If any sums are withheld,  pursuant  to  this  provision,  the  Trust  shall remit the sums so withheld  to and file the required forms with the Internal Revenue Service, or other applicable government agency.



          Section  10.8  Headings and Construction. Headings are placed herein for  convenience  of reference only and shall not be taken as a part hereof or control  or  affect  the  meaning,  construction or effect of this instrument.

Whenever  the  singular  number  is  used  herein,  the same shall include the plural;  and  the  neuter,  masculine  and feminine genders shall include each other, as applicable.



          IN  WITNESS  WHEREOF  the undersigned has caused this Declaration of

Trust  to  be  executed  as  of  the  day  and  year  first  above  written.









     /s/ Malcolm R. Fobes III                          November 25, 1996

     _________________________________                 ____________________

     Malcolm R. Fobes III, Trustee                     Date







     /s/ Ronald G. Seger                               November 25, 1996

     _________________________________                 ____________________

     Ronald G. Seger, Trustee                          Date